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Exhibit 99.1

CHENIERE ENERGY INC. NEWS RELEASE

CONTACT: DAVID CASTANEDA
Vice President
Investor & MEDIA Relations
DIRECT: 713-265-0202
E-mail: Info@Cheniere.com

Cheniere Energy Prices 5 Million Shares of Common Stock

Houston—December 2, 2004—Cheniere Energy, Inc. (AMEX: LNG) announced that it has priced a public offering of 5 million shares of common stock at $60 per share. Net proceeds, after deduction of underwriting discounts from this offering under the Company's currently effective shelf registration statement will be approximately $286 million before any over-allotment option is exercised. The closing date for the transaction is December 8, 2004

J.P. Morgan Securities Inc. is the sole bookrunning manager for the offering. The joint lead managers are J.P. Morgan Securities Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and Petrie Parkman & Co., Inc. Pritchard Capital Partners LLC. is a co-manager.

The underwriters have been granted an option to purchase an additional 750,000 shares of the Company's common stock to cover over-allotments.

The final prospectus supplement and accompanying base prospectus related to the offering will be filed with the Securities and Exchange Commission. When available, copies of the final prospectus supplement and accompanying base prospectus may be obtained from the offices of J.P. Morgan Securities Inc., Chase Distribution & Support Service, 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10081.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying base prospectus.

Cheniere Energy, Inc. is a Houston-based developer of LNG Receiving Terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG Receiving Terminals near Sabine Pass in Cameron Parish, LA, in which it holds 100%; near Corpus Christi, TX, in which it holds 66.7%; and near the city of Cameron in Cameron Parish, LA in which it holds 100%. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG Receiving Terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its Web site at www.Cheniere.com.

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements. ###

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  Exhibit 99.1